Exhibit 10.2

FORM OF SELECTED DEALER AGREEMENT

Ladies and Gentlemen:

Ares Wealth Management Solutions, LLC, as the dealer manager (the “Dealer Manager”) for Ares Real Estate Income Trust Inc. (the “Company”), a Maryland corporation which has elected to be taxed as a real estate investment trust, invites you (the “Dealer”) to participate in the distribution of shares of common stock of the Company subject to the following terms:

I.Dealer Manager Agreement

The Dealer Manager has entered into a Dealer Manager Agreement with the Company dated August 2, 2024 (the “Dealer Manager Agreement”), attached hereto as Exhibit A. By your acceptance of this Selected Dealer Agreement (this “Agreement”), you will become one of the Dealers referred to in the Dealer Manager Agreement and will be entitled and subject to the indemnification provisions contained in such Dealer Manager Agreement, including the indemnification provisions contained in Section 6 of such Dealer Manager Agreement wherein the Dealers severally agree to indemnify and hold harmless the Company, the Dealer Manager and each officer and director thereof, and each person, if any, who controls the Company or the Dealer Manager within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). Except as otherwise specifically stated herein, all terms used in this Agreement have the meanings provided in the Dealer Manager Agreement.

As described in the Dealer Manager Agreement, the Company is offering Class S-PR shares, Class D-PR shares and Class I-PR shares of its common stock (the “Shares”) in a private placement offering (the “Offering”) exempt from registration under the Securities Act, pursuant to Rule 506(b) of Regulation D promulgated under the Securities Act (“Regulation D”), on the terms and conditions described in the Confidential Private Placement Memorandum of the Company dated August 2, 2024 (with all exhibits and supplements thereto, and as the same may be amended, revised or supplemented from time to time, the “Memorandum”).

The Dealer hereby agrees to use its best efforts to sell the Shares for cash on the terms and conditions stated in the Memorandum. Nothing in this Agreement shall be deemed or construed to make the Dealer an employee, agent, representative or partner of the Dealer Manager or of the Company, and the Dealer is not authorized to act for the Dealer Manager or the Company or to make any representations on their behalf except as set forth in the Memorandum and such other Supplemental Information (as defined in Section VII herein).

II.Submission of Orders

Each person desiring to purchase Shares in the Offering will be required to complete and execute a subscription eligibility form provided by the Company to each Dealer for use in connection with the Offering (the “Eligibility Form”) and to deliver to the Dealer such completed and executed Eligibility Form together with a check or wire transfer (“instrument of payment”) in the amount of such person’s purchase, which must be at least the minimum purchase amount set forth in the Memorandum. Those persons who purchase Shares will be instructed by the Dealer to make their instruments of payment payable to or for the benefit of “Ares Real Estate Income Trust Inc.” Purchase orders which include a completed and executed Eligibility Form in good order and instruments of payment received by the Company at least five (5) business days prior to the first calendar day of the month (unless waived by the Dealer Manager) will be executed as of the first calendar day of the next month (based on the prior month’s Transaction Price (defined below) per share of the applicable share).

If the Dealer receives an Eligibility Form or instrument of payment not conforming to the foregoing instructions, the Dealer shall return such Eligibility Form and instrument of payment directly to such subscriber not later than the end of the next business day following its receipt. Eligibility Forms and instruments of payment received by the Dealer which conform to the foregoing instructions shall be transmitted for deposit pursuant to one of the methods described in this Section II. Transmittal of received investor funds will be made in accordance with the following procedures:

Where, pursuant to the Dealer’s internal supervisory procedures, internal supervisory review is conducted at the same location at which Eligibility Forms and instruments of payment are received from subscribers, Eligibility Forms and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer for deposit to Ares Real Estate Income Trust Inc. as set forth in the Eligibility Form or as otherwise directed by the Company.

Where, pursuant to the Dealer’s internal supervisory procedures, final and internal supervisory review is conducted at a different location, Eligibility Forms and instruments of payment will be transmitted by the end of the next business day following receipt by the Dealer to the office of the Dealer conducting such final internal supervisory review (the “Final Review Office”). The Final Review Office will in turn, by the end of the next business day following receipt by the Final Review Office, transmit such Eligibility Forms and instruments of payment for deposit to Ares Real Estate Income Trust Inc. as set forth in the Eligibility Form or as otherwise directed by the Company.

III.Pricing

Except as otherwise provided in the Memorandum, which may be amended or supplemented from time to time, the Shares in the primary portion of the Offering shall generally be offered at an offering price payable in cash equal to the Company’s prior month’s net asset value (“NAV”) per share applicable to the class of shares being purchased (as calculated in accordance with the procedures described in the Memorandum), or at a different purchase price made available to investors in cases where the Company believes there has been a material change to the NAV per Share since the end of the prior month (the “Transaction Price”), plus in either case any applicable selling commissions and dealer manager fees. For stockholders who participate in the Company’s distribution reinvestment plan (“DRIP”), the cash distributions attributable to the class of shares that each stockholder owns will be automatically invested in additional shares of the same class at the Transaction Price of the applicable class of Shares. Except as otherwise indicated in the Memorandum or in any letter or memorandum sent to the Dealer by the Company or the Dealer Manager, a minimum initial purchase of $2,500 in Class S-PR shares and Class D-PR shares is required, and a minimum initial purchase of $1,000,000 (unless waived by the Company) in Class I-PR shares is required, and additional investments of any such shares may be made in cash in minimal increments of at least $500 in such shares except for purchases made pursuant to the DRIP. The Shares are nonassessable.

IV.Dealers’ Compensation

Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales, the Dealer is entitled, on the terms and subject to the conditions herein, to the compensation set forth on Schedule 1 hereto.

V.Payment

Payments of selling commissions and any other fees due to the Dealer pursuant to this Agreement will be made by the Dealer Manager to the Dealer. Selling commissions and such other fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt of such fees by the Dealer Manager. The Dealer may withhold the selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to this Agreement and the Memorandum if it makes certain representations to the Dealer Manager as set forth on Schedule 1 hereto.

The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions and any other fees or payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

VI.Right to Reject Orders or Cancel Sales

All orders, whether initial or additional, are subject to acceptance by and shall only become effective upon confirmation by the Company, which reserves the right to reject any order. Orders not accompanied by an executed Eligibility Form and the required instrument of payment may be rejected. Issuance and delivery of the Shares will be made only after actual receipt of payment therefor. If any check is not paid upon presentment, or if the Company is not in actual receipt of clearinghouse funds or cash, certified or cashier’s check or the equivalent in payment for the Shares within 15 days of sale, the Company reserves the right to cancel the sale without notice. In the event an order is rejected, canceled or rescinded for any reason, the Dealer agrees to return to the Dealer Manager any commission and any other fees or payments theretofore paid with respect to such order.

VII.	Memorandum and Supplemental Information; Compliance with Laws

The Dealer is not authorized or permitted to give and will not give, any information or make any representation concerning the Shares except as set forth in the Memorandum and any additional sales literature which has been approved in advance in writing by the Dealer Manager and the Company to supplement the Memorandum and be used in connection with the Offering (“Supplemental Information”). For the avoidance of doubt, Supplemental Information shall not include materials previously approved by the Dealer Manager for use in the offer and sale of shares of the Company’s common stock pursuant to prior securities offerings that have been terminated. The Dealer Manager will supply the Dealer with reasonable quantities of the Memorandum, any supplements thereto and any amended Memorandum, as well as any Supplemental Information, for delivery to investors, and the Dealer will deliver a copy of the Memorandum and all supplements thereto and any amended Memorandum to each investor to whom an offer is made prior to or simultaneously with the first solicitation of an offer to sell the Shares to an investor. The Dealer agrees that it will not send or give any supplement to the Memorandum or any Supplemental Information to an investor unless it has previously sent or given the Memorandum and all previous supplements thereto and any amended Memorandum to that investor or has simultaneously sent or given the Memorandum and all previous supplements thereto and any amended Memorandum with such supplement to the Memorandum or Supplemental Information. The Dealer agrees that it will not show or give to any investor or prospective investor or reproduce any material or writing which is supplied to it by the Dealer Manager and marked “dealer only” or otherwise bearing a legend denoting that it is not to be used in connection with the Offering. The Dealer agrees that it will not use in connection with the offer or sale of Shares any material or writing which relates to another company supplied to it by the Company or the Dealer Manager bearing a legend which states that such material may not be used in connection with the offer or sale of any securities other than the company to which it relates. The Dealer further agrees that it will not use in connection with the offer or sale of Shares any materials or writings which have not been previously approved by the Dealer Manager in writing. The Dealer agrees, if the Dealer Manager so requests, to furnish a copy of any revised Memorandum to each person to whom it has furnished a copy of any previous Memorandum.

On becoming a Dealer, and in offering and selling Shares, the Dealer agrees to comply with all the applicable requirements imposed upon it under (a) the Securities Act, the Exchange Act and the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) promulgated under both such acts, including, without limitation, Regulation D and, as applicable, Regulation Best Interest, (b) all applicable state securities laws and regulations as from time to time in effect, (c) any other state, federal, foreign and other laws and regulations applicable to the Offering, the sale of Shares or the activities of the Dealer pursuant to this Agreement, including without limitation the privacy standards and requirements of state and federal laws, including the Gramm-Leach-Bliley Act of 1999 (“GLBA”), and the laws governing money laundering abatement and anti-terrorist financing efforts, including the applicable rules of the SEC and Financial Industry Regulatory Authority, Inc. (“FINRA”), the Bank Secrecy Act, as amended, the USA Patriot Act of 2001 (the “PATRIOT Act”), and regulations administered by the Office of Foreign Asset Control (“OFAC”) at the Department of the Treasury; and (d) this Agreement and the Memorandum.

VIII.License and Association Membership

The Dealer’s acceptance of this Agreement constitutes a representation to the Company and the Dealer Manager that the Dealer is a properly registered or licensed broker-dealer, duly authorized to sell Shares under federal and state securities laws and regulations, and foreign laws, if applicable, and in all states or jurisdictions where it offers or sells Shares, and that it is a member in good standing of FINRA. This Agreement shall automatically terminate if the Dealer ceases to be a member in good standing of FINRA. The Dealer agrees to notify the Dealer Manager immediately if the Dealer ceases to be a member in good standing of FINRA. The Dealer also hereby agrees to abide by the Rules of FINRA, including FINRA Rules 2040, 2111, and 2121.

IX.Limitation of Offer; Suitability

The Dealer will offer Shares (both at the time of an initial subscription and at the time of any additional subscription, including initial enrollments and increased participations in the DRIP) only to persons who meet the financial qualifications set forth in the Memorandum or in any suitability letter or memorandum sent to it by the Company or the Dealer Manager and will only make offers to persons in the jurisdictions in which it is advised in writing by the Dealer Manager that the Shares are qualified for sale or that such qualification is not required and in which the Dealer has all required licenses and registrations to offer Shares in such jurisdictions. In offering Shares, the Dealer shall comply with the provisions of the Rules set forth in the FINRA Manual, as well as all other applicable rules and regulations relating to suitability of investors.

Nothing contained in this Agreement shall be construed to relieve Dealer of its suitability obligations under FINRA Rule 2111. The Dealer will sell Class S-PR shares, Class D-PR shares and

Class I-PR shares only to the extent approved by the Dealer Manager as set forth on Schedule 1 to this Agreement, and to the extent approved to sell Class S-PR shares, Class D-PR shares and Class I-PR shares pursuant to this Agreement, sell such Shares only to those persons who are eligible to purchase Class S-PR shares, D-PR shares and Class I-PR shares as described in the Memorandum. Nothing contained in this Agreement shall be construed to impose upon the Company or the Dealer Manager the responsibility of assuring that prospective investors meet the suitability standards in accordance with the terms and provisions of the Memorandum. The Dealer agrees to comply with the record-keeping requirements imposed by (a) federal and state securities laws and the rules and regulations thereunder and (b) the applicable rules of FINRA. In addition, the Dealer agrees, as required by the Company’s charter, to maintain records (the “Suitability Records”) of the information used to determine that an investment in Shares is suitable and appropriate for each subscriber for a period of six years from the date of the sale of the Shares. The Dealer agrees to make the Suitability Records available to the Dealer Manager and the Company upon request and to make them available to representatives of the SEC and FINRA and applicable state securities administrators upon the Dealer’s receipt of a subpoena or other appropriate document request from such agency.

X.Representations, Warranties and Covenants of the Dealer

The Dealer represents, warrants and covenants to the Company and the Dealer Manager that:

(a)The Dealer will conduct the Offering in compliance with (i) the private placement procedures set forth in the Memorandum; (ii) the requirements of the Securities Act, including without limitation, Regulation D; (iii) the requirements of the Exchange Act; (iv) all applicable state securities laws; and (v) the rules and guidelines promulgated by FINRA, including published guidance relating to the avoidance of general solicitation.
(b)The Dealer shall not use any form of “general solicitation” or “general advertising” (within the meaning of Rule 502(c) of Regulation D) in making offers of Shares. Without limiting the foregoing, the Dealer shall not conduct the Offering or offer or sell Shares by means of:
i.	any advertisement, article, notice or other communication mentioning the Offering or Shares published in any newspaper, magazine or similar medium, cold mass mailings, broadcast over television, radio or the internet, or an e-mail message sent to a large number of previously unknown persons;
ii.	any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or
iii.	any letter, circular, notice or other written communication constituting a form of general solicitation or general advertising.
(c)The Dealer acknowledges that the Offering is inappropriate for and shall not be used for any form of prospecting, and that the SEC staff has indicated that it believes furnishing copies of a private placement memorandum (or a description of the terms of a security to be privately placed) to lawyers, accountants or other professionals and asking such lawyers, accountants or other professionals to call an offering to the attention of their clients who might be interested or to otherwise facilitate the offering (the “Financial Intermediaries”) may constitute a general solicitation.  The Dealer further acknowledges that the use of Financial Intermediaries in this manner is inconsistent with a private placement under Rule 506(b) of Regulation D, and the Dealer covenants that it shall not initiate contact with a Financial Intermediary, other than a registered representative of a registered broker dealer or registered investment adviser, for the purpose of soliciting, directly or indirectly, an offer to participate in the Offering.
(d)The Dealer shall offer Shares only to a prospective investor (i) whom the Dealer has reasonable grounds to believe, and in fact believes, is an “Accredited Investor” (as that term is defined in Rule 501(a) of Regulation D) and otherwise meets the financial suitability and other purchaser requirements set forth in the Memorandum; and (ii) with whom the Dealer or an associated person of the Dealer has a “pre-existing substantive relationship” as such term has been interpreted by the SEC in published guidance (a “pre-existing substantive relationship”); provided, that for six (6) months following the commencement of the Offering, such pre-existing substantive relationship must pre-date the commencement of the Offering.
(e)The Dealer shall sell Shares only to a prospective investor who has executed and delivered an Eligibility Form representing and warranting that such investor is an Accredited Investor and satisfies the additional suitability standards set forth in the Memorandum;
(f)The Dealer shall not deliver to any offeree any written documents pertaining to the Company or the Shares, other than the Memorandum, or any supplement to the Memorandum, and any Supplemental Information that are supplied to the Dealer by the Dealer Manager specifically for use in connection with the Offering.  Without intending to limit the generality of the foregoing, the Dealer shall not deliver to any prospective investor in the Offering any material pertaining to a prior securities offering of the Company that has been terminated.
(g)The information, if any, furnished to the Company by the Dealer in writing expressly for use in the Memorandum and/or Supplemental Information does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. During the course of the Offering, the Dealer will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement by the Dealer, in light of the circumstances under which it was made, not misleading concerning such Offering or any matters set forth in or contemplated by the Memorandum and Supplemental Information.  The Dealer shall immediately bring to the attention of the Company and the Dealer Manager any circumstance or fact which causes the Dealer to believe the Memorandum, the Supplemental Information, or any information supplied by a prospective investor in their Eligibility Form, may be inaccurate or misleading.
(h)During the course of the Offering, the Dealer shall comply with the provisions of all applicable rules and regulations relating to suitability of investors, including without limitation, the provisions of Regulation D, Rule 506(b) promulgated under the Securities Act and FINRA Rule 2111.  The Dealer will diligently make inquiries as required by this Agreement, the Memorandum, or applicable law of all prospective investors to ascertain whether a purchase of Shares is suitable for the prospective investor.  In connection therewith, and without limiting the foregoing, the Dealer shall undertake all reasonable investigation, review, and inquiry to ensure that a prospective investor: (a) meets the minimum income and net worth standards established for an investment in the Shares; (b) can reasonably benefit from an investment in the Shares based on the prospective investor’s overall investment objectives and portfolio structure; (c) is able to bear the economic risk of the investment based on the prospective investor’s overall financial situation; and (d) has apparent understanding of (i) the fundamental risks of the investment; (ii) the risk that the investor may lose the entire investment; (iii) the lack of liquidity of the Shares; (iv) the restrictions on transferability of the Shares; (v) the tax consequences of the investment; and (vi) the background of the Advisor.  In determining that a prospective investor meets the requirements of this Section X(h), the Dealer shall rely on relevant information obtained from the prospective investor pertinent to the determination, including the investor’s age, investment objectives, investment experiences, income, net worth, financial situation, and other investments, as well as any other factors deemed pertinent by the Dealer.

(i)The Dealer shall make reasonable inquiry to determine whether a prospective investor is acquiring Shares for the prospective investor’s own account or on behalf of other persons and not for the purpose of resale or other distribution of the Shares.
(j)The Dealer shall ensure that each of the representations and warranties made by each prospective investor to the Company in the Eligibility Form, is, to the Dealer’s best knowledge and belief, after due inquiry, true and correct as of the date thereof and as of the date of purchase of the Shares by such investor.
(k)The Dealer shall notify the Dealer Manager in advance in writing of the states in which the Dealer plans to offer the Shares.  If the Company or the Dealer Manager advises the Dealer that the Shares are not eligible to be sold pursuant to an exemption from registration in, or if the Company (in its sole discretion) otherwise elects not to offer the Shares in, one or more states, the Dealer shall immediately cease and desist from offering Shares to persons in such states.
(l)The Dealer shall not take any action in conflict with, or omit to take any action the omission of which would cause the Dealer to be in conflict with, the conditions and requirements of the Securities Act, the Exchange Act, Rule 506(b) of Regulation D and other applicable conditions and requirements of Regulation D (or other applicable rule), or applicable state securities laws that would make exemptions from registration under the Securities Act and applicable state securities laws unavailable with respect to the Offering.
(m)The Dealer shall provide the Dealer Manager or the Company with such information relating to the offer and sale of the Shares by it as the Dealer Manager or the Company may from time to time reasonably request or as may be requested to enable the Company to prepare such reports of sale as may be required to be filed under applicable federal or state securities laws and the rules and regulations thereunder.
(n)The Dealer shall advise each prospective investor of Shares in the Company at the time of the initial offering to such investor that the Company shall, during the course of the Offering and a reasonable time before sale, accord such investor and such investor’s agents or representatives, if any, the opportunity to ask questions and receive answers concerning the terms and conditions of the Offering and to obtain any additional information, to the extent possessed or obtainable by the Company without unreasonable effort or expense, that is necessary to verify the accuracy of the information contained in the Memorandum.
(o)The Dealer shall furnish to the Dealer Manager and the Company upon request a complete list of all persons and entities who have been offered the Shares by the Dealer and such parties’ addresses.
(p)The Dealer shall not permit (except as expressly contemplated in this Agreement), nor enter into any agreement or arrangement other than this Agreement for, the resale, repurchase or distribution of any Shares.
(q)Neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, nor any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the

Securities Act (a “Disqualification Event”), except for a Disqualification Event (i) contemplated by Rule 506(d)(2)(ii) or Rule 506(d)(2)(iii) of the Securities Act and (ii) a copy of the SEC’s determination (in the case of Rule 506(d)(2)(ii)) and a copy of such judgement, order or decree in the case of (Rule 506(d)(2)(iii)) has been furnished in writing to the Dealer Manager prior to the date hereof.
(r)The Dealer is not a party to any agreement other than this Agreement regarding the payment (directly or indirectly) of remuneration for solicitation of purchasers in connection with the Offering. The Dealer shall notify the Dealer Manager of any such agreement entered into between the Dealer and any other person.
(s)The representations and warranties in Sections X(q) and X(r) above are and shall be continuing representations and warranties throughout the term of the Offering. The Dealer shall notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Company in accordance with Section X(q) above, (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person and in such event, the Dealer will terminate the Dealer Covered Person or, for Dealer Covered Persons who are not directors or executive officers, no longer permit the Dealer Covered Person to participate in the Offering.
(t)The Dealer shall provide to the Dealer Manager or the Company such certifications, documentation and other information as reasonably requested from time to time by the Dealer Manager or the Company as such parties deem necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with the Offering.
(u)The Dealer has not, and shall not, pay any compensation, directly or indirectly, whether through the payment or reallowance of commissions, allowances, or otherwise, to any Dealer Covered Person who is subject to a Disqualifying Event.  The Dealer has amended all contracts or agreements between the Dealer and Dealer Covered Persons as necessary to comply with this section.

XI.Representations and Warranties of the Dealer Manager

(a)The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the Offering, nor any of the directors, executive officers or other officers participating in the Offering of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Shares (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer prior to the date hereof.
(b)The Dealer Manager shall notify the Dealer in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Dealer in accordance with Section XI(a) above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.  The Dealer Manager shall also notify the Dealer in writing promptly upon receiving notification from (x) the Company of the occurrence of any Disqualification Event relating to any Company Covered Persons and any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Persons, or (y) any other Dealer of the occurrence of any Disqualification Event relating to any such Dealer’s Dealer Covered Persons and any event that would, with the passage of time, become a Disqualification Event relating to any such Dealer’s Dealer Covered Persons.

XII.Disclosure Review; Confidentiality of Information

The Dealer agrees that it shall have reasonable grounds to believe, based on the information made available to it through the Memorandum or other materials, that all material facts are adequately and accurately disclosed in the Memorandum and provide a basis for evaluating the Shares. In making this determination, the Dealer shall evaluate, at a minimum, items of compensation, physical properties, tax aspects, financial stability and experience of the sponsor, conflicts of interest and risk factors, and appraisals and other pertinent reports. If the Dealer relies upon the results of any inquiry conducted by another member or members of FINRA, the Dealer shall have reasonable grounds to believe that such inquiry was conducted with due care, that the member or members conducting or directing the inquiry consented to the disclosure of the results of the inquiry and that the person who participated in or conducted the inquiry is not the Dealer Manager or a sponsor or an affiliate of the sponsor of the Company. The Dealer shall not rely upon the efforts of the Company, the Dealer Manager, or any of their representatives, agents or affiliates, in determining whether the Company or the Dealer Manager has adequately and accurately disclosed all material facts upon which to provide a basis for evaluating Shares to the extent required by federal or state law or FINRA.

It is anticipated that (i) the Dealer and the Dealer’s officers, directors, managers, employees, owners, members, partners, home office diligence personnel and other agents of the Dealer that are conducting a due diligence inquiry on behalf of the Dealer and (ii) persons or committees, as the case may be, responsible for determining whether the Dealer will participate in the Offering ((i) and (ii) are collectively, the “Diligence Personnel”) either have previously or will in the future have access to certain Confidential Information (defined below) pertaining to the Company, the Dealer Manager, the Advisor, or their respective affiliates. For purposes hereof, “Confidential Information” shall mean and include: (i) trade secrets concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates, (ii) confidential data, know-how, current and planned research and development, current and planned methods and processes, marketing lists or strategies, slide presentations, business plans, however documented, belonging to the Company, the Dealer Manager, the Advisor, or their respective affiliates; (iii) information concerning the business and affairs of the Company, the Dealer Manager, the Advisor, or their respective affiliates (including, without limitation, historical financial statements, financial projections and budgets, investment-related information, models, budgets, plans, and market studies, however documented; (iv) any information marked or designated “Confidential—For Due Diligence Purposes Only”; and (v) any notes, analysis, compilations, studies, summaries and other material containing or based, in whole or in part, on any information included in the foregoing. The Dealer agrees to keep, and to cause its Diligence Personnel to keep, all such Confidential Information strictly confidential and to not use, distribute or copy the same except in connection with the Dealer’s due diligence inquiry. The Dealer agrees to not disclose, and to cause its Diligence Personnel not to disclose, such Confidential Information to the public, or the Dealer’s sales staff, financial advisors, or any person involved in selling efforts related to the Offering or to any other third party and agrees not to use the Confidential Information in any manner in the offer and sale of the Shares. The Dealer further agrees to use all reasonable precautions necessary to preserve the confidentiality of such Confidential Information, including, but not limited to (a) limiting access to such information to persons who have a need to know such information only for the purpose of the Dealer’s due diligence inquiry and (b) informing each recipient of such Confidential Information of the Dealer’s confidentiality obligation. The Dealer acknowledges that the Dealer or its Diligence Personnel may previously have received Confidential Information in connection with preliminary due diligence on the Company, and agrees that the foregoing restrictions shall apply to any such previously received Confidential Information. The Dealer acknowledges that the Dealer or its Diligence Personnel may in the future receive Confidential Information either in individual or collective meetings or telephone calls with the Company, or at general “Forums” sponsored by the Company, and agrees that the foregoing restrictions shall apply to any

Confidential Information received in the future through any source or medium. The Dealer acknowledges the restrictions and limitations of Regulation F-D promulgated by the SEC and agrees that the foregoing restrictions are necessary and appropriate in order for the Company to comply therewith. Notwithstanding the foregoing, Confidential Information may be disclosed (a) if approved in writing for disclosure by the Company or the Dealer Manager, (b) pursuant to a subpoena or as required by law, or (c) as required by regulation, rule, order or request of any governing or self-regulatory organization (including the SEC or FINRA), provided that the Dealer shall notify the Dealer Manager in advance if practicable under the circumstances of any attempt to obtain Confidential Information pursuant to provisions (b) and (c).

XIII.Dealer’s Compliance with Anti-Money Laundering Rules and Regulations

The Dealer acknowledges that investors who purchase Shares through the Dealer are “customers” of the Dealer and not the Dealer Manager. The Dealer hereby represents that it has complied and will comply with Section 326 of the PATRIOT Act and the implementing rules and regulations promulgated thereunder in connection with broker/dealers’ anti-money laundering obligations (the “AML Rules”). The Dealer hereby represents that it has adopted and implemented, and will maintain a written anti-money laundering compliance program (“AML Program”) including, without limitation, anti-money laundering policies and procedures relating to customer identification as required by the PATRIOT Act and the implementing rules and regulations promulgated thereunder. In accordance with these applicable laws and regulations and its AML Program, the Dealer agrees to verify the identity of its new customers; to maintain customer records; and to check the names of new customers against government watch lists, including OFAC’s list of Specially Designated Nationals and Blocked Persons. Additionally, the Dealer will monitor account activity to identify patterns of unusual size or volume, geographic factors and any other “red flags” described in the PATRIOT Act as potential signals of money laundering or terrorist financing. The Dealer will submit to the Financial Crimes Enforcement Network any required suspicious activity reports about such activity and further will disclose such activity to applicable federal and state law enforcement when required by law. Upon request by the Dealer Manager at any time, the Dealer hereby agrees to furnish (a) a copy of its AML Program to the Dealer Manager for review, and (b) a copy of the findings and any remedial actions taken in connection with the Dealer’s most recent independent testing of its AML Program. The Dealer further understands that, while the Dealer Manager is required to establish and implement an AML Program in accordance with the AML Rules, the Dealer cannot rely on the Dealer Manager’s AML Program for purposes of the Dealer’s compliance with the AML Rules. The Dealer agrees to notify the Dealer Manager immediately if the Dealer is subject to a FINRA disclosure event or fine from FINRA related to its AML Program.

XIV.Privacy.

The Dealer agrees as follows:

The Dealer agrees to abide by and comply in all respects with (a) the privacy standards and requirements of the GLBA and applicable regulations promulgated thereunder, (b) the privacy standards and requirements of any other applicable federal or state law, including the Fair Credit Reporting Act (“FCRA”) and (c) its own internal privacy policies and procedures, each as may be amended from time to time.

The parties hereto acknowledge that from time to time, the Dealer may share with the Company and the Company may share with the Dealer nonpublic personal information (as defined under the GLBA) of customers of the Dealer. This nonpublic personal information may include, but is not limited to a customer’s name, address, telephone number, social security number, account information and personal financial information. The Dealer shall only be granted access to such nonpublic personal information of each of its customers that pertains to the period or periods during which the Dealer served as the broker dealer of record for such customer’s account. The Dealer, the Dealer Manager and the Company shall not disclose nonpublic personal information of any customers who have opted out of such disclosures, except (a) to service providers (when necessary and as permitted under the GLBA), (b) to carry out the purposes for which one party discloses such nonpublic personal information to another party under this Agreement (when necessary and as permitted under the GLBA) or (c) as otherwise required by applicable law. Any nonpublic personal information that one party receives from another party shall be subject to the limitations on usage described in this Section XIV. Except as expressly permitted under the FCRA, the Dealer agrees that it shall not disclose any information that would be considered a “consumer report” under the FCRA.

The Dealer shall be responsible for determining which customers have opted out of the disclosure of nonpublic personal information by periodically reviewing and, if necessary, retrieving a list of such customers (the “List”) to identify customers that have exercised their opt-out rights. In the event the Dealer, the Dealer Manager or the Company expects to use or disclose nonpublic personal information of any customer for purposes other than as set forth in this Section XIV, it must first consult the List to determine whether the affected customer has exercised his or her opt-out rights. The use or disclosure of any nonpublic personal information of any customer that is identified on the List as having opted out of such disclosures, except as set forth in this Section XIV, shall be prohibited.

The Dealer shall implement reasonable measures designed (a) to assure the security and confidentiality of nonpublic personal information of all customers; (b) to protect such information against any anticipated threats or hazards to the security or integrity of such information; (c) to protect against unauthorized access to, or use of, such information that could result in material harm to any customer; (d) to protect against unauthorized disclosure of such information to unaffiliated third parties; and (e) to otherwise ensure its compliance with all applicable privacy standards and requirements of federal or state law (including, but not limited to, the GLBA), and any other applicable legal or regulatory requirements. The Dealer further agrees to cause all its agents, representatives, affiliates, subcontractors, or any other party to whom the Dealer provides access to or discloses nonpublic personal information of customers to implement appropriate measures designed to meet the objectives set forth in this Section XIV.

XV.Dealer’s Undertaking to Not Facilitate a Secondary Market in the Shares

The Dealer acknowledges that there is no public trading market for the Shares and that there are limits on the ownership, transferability and redemption of the Shares, which significantly limit the liquidity of an investment in the Shares. The Dealer also acknowledges that the Company’s Share Redemption Program (the “Program”) provides only a limited opportunity for investors to have their Shares redeemed by the Company and that the Company’s board of directors may, in its sole discretion, amend, suspend, or terminate the Program at any time in accordance with the terms of the Program. The Dealer further acknowledges that the Company is obligated to immediately terminate the Program if the Shares are listed on a national securities exchange or if a secondary market in the Shares is otherwise established. The Dealer hereby agrees not to engage in any action or transaction that would facilitate or otherwise create the appearance of a secondary market in the Shares without the prior written approval of the Dealer Manager.

XVI.Arbitration

Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current Commercial

Arbitration Rules of the American Arbitration Association (“AAA”).  Any matter to be settled by arbitration shall be submitted to the AAA in Denver, Colorado, which shall be the exclusive venue for any such dispute and the parties agree to abide by all awards rendered in such proceedings.  The parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator.  Any arbitrator selected by the parties or the AAA shall be a qualified person who has experience with complex real estate disputes.  The arbitration shall be final, binding, and enforceable in any court of competent jurisdiction.  The parties agree that upon application pursuant to the provisions of the Federal Arbitration Act 9 USC § 1 et seq. the court shall enter judgment upon an award made pursuant to an arbitration under this Agreement.

The Dealer agrees that the Company or the Dealer Manager may file an action to enjoin the Dealer from pursuing any dispute, controversy or claim arising between the parties relating to the Agreement in any forum or venue other than that specified in this Agreement (“Suit for Injunctive Relief”). The exclusive venue for any Suit for Injunctive Relief, Motion to Confirm, Motion to Modify, or Motion to Vacate an award made under this agreement shall be the United States District Court for the District of Colorado, Denver Division.  In the event the United States District Court for the District of Colorado does not have subject matter jurisdiction then such exclusive jurisdiction shall be in the District Court of Denver County, Colorado. The Dealer agrees that it is expressly waiving its right to have any dispute arising out of or related to the Agreement heard before a FINRA arbitration panel or pursuant to the FINRA Code of Arbitration Procedure.  The Dealer hereby consents to the jurisdiction of the United States District Court for the District of Colorado, Denver Division and the District Court of Denver County, Colorado for purposes of this Agreement and waives any right to challenge the exercise of personal jurisdiction or venue in connection with any action brought pursuant to this Agreement. This arbitration provision shall be binding upon the past, present, and future agents, employees, and representatives of the parties.

XVII.Termination

The Dealer will suspend or terminate its offer and sale of Shares upon the request of the Company or the Dealer Manager at any time and will resume its offer and sale of Shares hereunder upon subsequent request of the Company or the Dealer Manager. Any party may terminate this Agreement by written notice. Such termination shall be effective 48 hours after the mailing of such notice. This Agreement is the entire agreement of the parties and supersedes all prior agreements, if any, between the parties hereto.

This Agreement may be amended at any time by the Dealer Manager by written notice to the Dealer, and any such amendment shall be deemed accepted by the Dealer at such time as the Dealer places an order for sale of Shares after the Dealer has received such notice.

The respective agreements and obligations of the Dealer Manager and the Dealer set forth in Sections IV, VI, VII, and XVI through XIX of this Agreement shall remain operative and in full force and effect regardless of the termination of this Agreement.

XVIII.Notice

All notices will be in writing and will be duly given to the Dealer Manager when mailed to 1200 17th Street, Suite 2900, Denver, Colorado 80202, and to the Dealer when mailed to the address specified by the Dealer herein.

XIX.Attorney’s Fees and Applicable Law

In any action to enforce the provisions of this Agreement or to secure damages for its breach, the prevailing party shall recover its costs and reasonable attorney’s fees. This Agreement shall be construed under the laws of the State of Colorado and shall take effect when signed by the Dealer and countersigned by the Dealer Manager. Venue for any action (including arbitration) shall lie exclusively in Denver, Colorado.

THE DEALER MANAGER

ARES WEALTH MANAGEMENT SOLUTIONS, LLC
By:
Signature
Name:
Title:
Date:

We have read the foregoing Agreement and we hereby accept and agree to the terms and conditions therein set forth. We hereby represent that the list below of jurisdictions in which we are registered or licensed as a broker or dealer and are fully authorized to sell securities is true and correct, and we agree to advise you of any change in such list during the term of this Agreement.

1.	Identity of Selected Dealer
Company Name:
Type of entity:
(Corporation, Partnership or Proprietorship)
Organized in the State of:
Licensed as broker dealer all States:	Yes ☐ No ☐
If no, list all States licensed as broker dealer:
Tax ID #:
2.	Person To Receive Notices Delivered Pursuant To Section XVIII:
Name:
Company:
Address:
City, State and Zip:
Telephone:
Fax:
Email:

AGREED TO AND ACCEPTED BY THE DEALER:

(Dealer’s Firm Name)
By:
Signature
Name:
Title:
Date:

SCHEDULE 1
TO
SELECTED DEALER AGREEMENT WITH
ARES WEALTH MANAGEMENT SOLUTIONS, LLC

NAME OF ISSUER: ARES REAL ESTATE INCOME TRUST INC.

NAME OF PARTICIPATING BROKER-DEALER:

SCHEDULE 1 TO AGREEMENT DATED:

The following reflects the selling commissions, dealer manager fees and Distribution Fees as agreed upon between the Dealer Manager and the Dealer, effective as of the effective date of the Selected Dealer Agreement (the “Agreement”) between the Dealer Manager and the Dealer in connection with the Offering of Shares of Ares Real Estate Income Trust Inc. (the “Company”).

Upfront Selling Commissions and Dealer Manager Fees.

Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales (as defined below) by the Dealer of Class S-PR Primary Shares and Class D-PR Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer an upfront selling commission in an amount up to the percentage of the offering price per share set forth under “Share Class Election” in this Schedule 1 on such completed sales of Class S-PR Primary Shares and Class D-PR Primary Shares, as applicable, by the Dealer. The Dealer shall not receive selling commissions for sales of any DRIP shares, or for sales of any Class I-PR shares, whether in the primary offering or pursuant to the DRIP. For purposes of this Schedule 1, a “completed sale” shall occur if and only if a transaction has closed with a subscriber for Shares pursuant to all applicable offering and subscription documents, payment for the Shares has been received by the Company in full in the manner provided in Section II of the Agreement, the Company has accepted the Eligibility Form of such subscriber and the Company has thereafter distributed the selling commission and dealer manager fee, as applicable, to the Dealer Manager in connection with such transaction.

Except as may be provided in the “Plan of Distribution” section of the Memorandum, which may be amended or supplemented from time to time, as compensation for completed sales by the Dealer of Class S-PR Primary Shares that the Dealer is authorized to sell and for services rendered by the Dealer hereunder, the Dealer Manager shall reallow to the Dealer a dealer manager fee in an amount up to the percentage set forth below of the offering price per share on such completed sales of Class S-PR Primary Shares by the Dealer. The Dealer shall not receive dealer manager fees for sales of any DRIP Shares, or for sales of any Class D-PR shares or Class I-PR shares, whether in the primary offering or pursuant to the DRIP.

The Dealer may withhold the selling commissions and dealer manager fees, if applicable, to which it is entitled pursuant to the Agreement, this Schedule 1 and the Memorandum from the purchase price for the Shares in the Offering and forward the balance to the Company or its agent as set forth in the Eligibility Form if it represents to the Dealer Manager that: (i) the Dealer is legally permitted to do so; and (ii) (A) the Dealer meets all applicable net capital requirements under the rules of FINRA or other applicable rules regarding such an arrangement; (B) the Dealer has forwarded the Eligibility Form to the

Company or its agent within the time required under Section II, and received the Company’s written acceptance of the subscription prior to forwarding the purchase price for the Shares, net of the selling commissions and dealer manager fees, if applicable, to which the Dealer is entitled, to the Company or its agent; and (C) the Dealer has verified that there are sufficient funds in the investor’s account with the Dealer to cover the entire cost of the subscription. The Dealer shall wire such subscription funds to the Company or its agent as set forth in the Eligibility Form by the end of the second business day following the Company’s acceptance of the subscription.

The Dealer shall be responsible for implementing the volume discounts and other special circumstances described in or as otherwise provided in the “Plan of Distribution” section of the Memorandum. Requests to combine purchase orders of Class S-PR shares as a part of a combined order for the purpose of qualifying for discounts as described in the “Plan of Distribution” section of the Memorandum must be made in writing by the Dealer, and any resulting reduction in selling commissions will be prorated among the separate subscribers.

Terms and Conditions of the Distribution Fees.

The payment of the Distribution Fee to the Dealer is subject to terms and conditions set forth herein and the Memorandum as may be amended or supplemented from time to time. If the Dealer elects to sell Class S-PR shares and/or Class D-PR shares, eligibility to receive the Distribution Fee with respect to the Class S-PR shares and/or Class D-PR shares, as applicable, sold by the Dealer is conditioned upon the Dealer acting as broker-dealer of record with respect to such Shares.

The Dealer hereby represents by its acceptance of each payment of the Distribution Fee that it complies with the above requirement. The Dealer agrees to promptly notify the Dealer Manager if it is no longer the broker-dealer of record with respect to some or all of the Class S-PR shares or Class D-PR shares giving rise to such Distribution Fees.

Subject to the conditions described herein, the Dealer Manager will reallow to the Dealer the Distribution Fee in an amount described below, on Class S-PR shares or Class D-PR shares, as applicable, sold by the Dealer. To the extent payable, the Distribution Fee will be payable monthly in arrears as provided in the Memorandum. All determinations regarding the total amount and rate of reallowance of the Distribution Fee, the Dealer’s compliance with the listed conditions, and/or the portion retained by the Dealer Manager will be made by the Dealer Manager in its sole discretion.

Notwithstanding the foregoing, subject to the terms of the Memorandum, upon the date when the Dealer Manager is notified that the Dealer is no longer the broker-dealer of record with respect to such Class S-PR shares or Class D-PR shares, then the Dealer’s entitlement to the Distribution Fees related to such Class S-PR shares and/or Class D-PR shares, as applicable, shall cease, and the Dealer shall not receive the Distribution Fee for any portion of the month in which the Dealer is not the broker dealer of record on the last day of the month; provided, however, if the change in the broker dealer of record with respect to such Class S-PR shares or Class D-PR shares is made in connection with a change in the registration of record for such Class S-PR shares or Class D-PR shares on the Company’s books and records (including, but not limited to, a re-registration due to a sale or a transfer or a change in the form of ownership of the account), then the Dealer shall be entitled to a pro rata portion of the Distribution Fees related to such Class S-PR shares and/or Class D-PR shares, as applicable, for the portion of the month for which the Dealer was the broker dealer of record.

Thereafter, such Distribution Fees may be reallowed to the then-current broker-dealer of record of the Class S-PR shares and/or Class D-PR shares, as applicable, if any such broker-dealer of record has been designated (the “Servicing Dealer”), to the extent such Servicing Dealer has entered into a Selected Dealer Agreement or similar agreement with the Dealer Manager (“Servicing Agreement”) and such Selected Dealer Agreement or Servicing Agreement with the Servicing Dealer provides for such reallowance. In this regard, all determinations will be made by the Dealer Manager in good faith in its sole discretion. The Dealer is not entitled to any Distribution Fee with respect to Class I-PR shares. The Dealer Manager may also reallow some or all of the Distribution Fee to other broker-dealers who provide services with respect to the Shares (who shall be considered additional Servicing Dealers) pursuant to a Servicing Agreement with the Dealer Manager to the extent such Servicing Agreement provides for such reallowance and such additional Servicing Dealer is in compliance with the terms of such agreement related to such reallowance, in accordance with the terms of such Servicing Agreement.

The Company and the Dealer Manager will cease paying the Distribution Fee with respect to individual Class S-PR shares and Class D-PR shares when they are no longer outstanding, including as a result of conversion to Class I-PR shares described below. Each Class S-PR share or Class D-PR share held within a stockholder’s account shall automatically and without any action on the part of the holder thereof convert into a number of Class I-PR shares at the Applicable Conversion Rate set forth in the Memorandum on the earliest of (a) a listing of any shares of the Company’s common stock on a national securities exchange, and (b) the merger or consolidation of the Company with or into another entity in which the Company is not the surviving entity, or the sale or other disposition of all or substantially all of the Company’s assets.

General

Selling commissions, dealer manager fees and Distribution Fees due to the Dealer pursuant to this Agreement will be paid to the Dealer within 30 days after receipt of such fees by the Dealer Manager. The Dealer, in its sole discretion, may authorize the Dealer Manager to deposit selling commissions, dealer manager fees, Distribution Fees or other payments due to it pursuant to this Agreement directly to its bank account. If the Dealer so elects, the Dealer shall provide such deposit authorization and instructions in Schedule 2 to this Agreement.

The parties hereby agree that the foregoing selling commissions and reallowed dealer manager fees and Distribution Fee are not in excess of the usual and customary distributors’ or sellers’ commission received in the sale of securities similar to the Shares, that the Dealer’s interest in the Offering is limited to such selling commissions and reallowed dealer manager fees and Distribution Fee, as applicable, from the Dealer Manager and the Dealer’s indemnity referred to in Section 6 of the Dealer Manager Agreement, and that the Company is not liable or responsible for the direct payment of such selling commissions and reallowed dealer manager fees and Distribution Fee to the Dealer.

Except as otherwise described under “Upfront Selling Commissions and Dealer Manager Fees” above, the Dealer waives any and all rights to receive compensation, including the dealer manager fees and Distribution Fee, until it is paid to and received by the Dealer Manager. The Dealer acknowledges and agrees that, if the Company pays selling commissions, dealer manager fees or Distribution Fees, as applicable, to the Dealer Manager, the Company is relieved of any obligation for selling commissions, dealer manager fees or Distribution Fees, as applicable, to the Dealer. The Company may rely on and use the preceding acknowledgement as a defense against any claim by the Dealer for selling commissions, dealer manager fees or Distribution Fees, as applicable, the Company pays to the Dealer Manager but that the Dealer Manager fails to remit to the Dealer. The Dealer affirms that the Dealer Manager’s liability for selling commissions and dealer manager fees payable and the Distribution Fee is limited solely to the proceeds of selling commissions, dealer manager fees and the Distribution Fee, as applicable, received by the Dealer Manager from the Company associated with the Dealer’s sale of the applicable Shares, and the

Dealer hereby waives any and all rights to receive payment of selling commissions or any reallowance of dealer manager fees or the Distribution Fee, as applicable, due until such time as the Dealer Manager is in receipt of the selling commission, dealer manager fee or Distribution Fee, as applicable, from the Company. Notwithstanding the above, the Dealer affirms that, to the extent the Dealer retains selling commissions and/or dealer manager fees as described above under “Upfront Selling Commissions and Dealer Manager Fees,” neither the Company nor the Dealer Manager shall have liability for selling commissions or dealer manager fees payable to the Dealer, and that the Dealer is solely responsible for retaining the selling commissions and dealer manager fees, as applicable, due to the Dealer from the subscription funds received by the Dealer from its customers for the purchase of Shares in accordance with the terms of this Agreement.

Due Diligence

In addition, as set forth in the Memorandum, the Dealer Manager or, in certain cases at the option of the Company, the Company, will pay or reimburse the Dealer for reasonable bona fide due diligence expenses incurred by the Dealer in connection with the Offering. Such due diligence expenses may include travel, lodging, meals and other reasonable out-of-pocket expenses incurred by the Dealer and its personnel when visiting the Company’s offices or properties to verify information relating to the Company or its properties. The Dealer shall provide a detailed and itemized invoice for any such due diligence expenses and shall obtain the prior written approval from the Dealer Manager for such expenses, and no such expenses shall be reimbursed absent a detailed and itemized invoice. All such reimbursements will be made in accordance with, and subject to the restrictions and limitations imposed under the Memorandum, FINRA rules and other applicable laws and regulations.

Share Class Election

CHECK EACH APPLICABLE BOX BELOW IF THE DEALER ELECTS TO PARTICIPATE IN THE DISTRIBUTION OF THE LISTED SHARE CLASS

 Class S-PR Shares Class D-PR Shares Class I-PR Shares

The following reflects the selling commission, dealer manager fee and/or the Distribution Fee as agreed upon between the Dealer Manager and the Dealer for the applicable Share class.

Class S-PR Shares
________ (Initials)

Upfront Selling Commission of up to 3.0% of the offering price per Class S-PR share sold in the primary offering*

Please insert Dealer’s upfront selling commission percentage: ______%

Total selling commissions and dealer manager fees may not exceed 3.5%.

By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class S-PR shares.

________ (Initials)

Upfront Dealer Manager Fee of up to 1.5% of the offering price per Class S-PR share sold in the primary offering*

Please insert Dealer’s upfront dealer manager fee percentage: ____%

Total selling commissions and dealer manager fees may not exceed 3.5%.

By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class S-PR shares.
________ (Initials)

Distribution Fee of 0.85% (Annualized Rate) of aggregate NAV of outstanding Class S-PR shares, consisting of an advisor Distribution Fee of [0.65]% (Annualized Rate), and a dealer Distribution Fee of [0.20]% (Annualized Rate), of the aggregate NAV of outstanding Class S-PR shares.

By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule 1. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

Class D-PR Shares
________ (Initials)	Upfront Selling Commission of up to 1.5% of the offering price per Class D-PR share sold in the primary offering* Please insert Dealer’s upfront selling commission percentage: ____%	By initialing here, the Dealer hereby agrees to the terms of the Agreement and this Schedule 1 with respect to the Class D-PR shares.
________ (Initials)	Distribution Fee of 0.25% (Annualized Rate) of aggregate NAV of outstanding Class D-PR shares

By initialing here, the Dealer agrees to the terms of eligibility for the Distribution Fee set forth in this Schedule 1. Should the Dealer choose to opt out of this provision, it will not be eligible to receive the Distribution Fee and initialing is not necessary. The Dealer represents by its acceptance of each payment of the Distribution Fee that it complies with each of the above requirements.

* Subject to discounts described in the “Plan of Distribution” section of the Memorandum.

“DEALER MANAGER” ARES WEALTH MANAGEMENT SOLUTIONS, LLC By: _________________________________________ Name: __________________________________ Title: ___________________________________

“DEALER”

__________________________________________

(Print Name of Dealer)

By:

__________________________________________

Name:

_____________________________________

Title:

_____________________________________

SCHEDULE 2
TO
SELECTED DEALER AGREEMENT WITH
ARES WEALTH MANAGEMENT SOLUTIONS, LLC

NAME OF ISSUER: ARES REAL ESTATE INCOME TRUST INC.

NAME OF DEALER:

SCHEDULE 2 TO AGREEMENT DATED:

The Dealer hereby authorizes the Dealer Manager or its agent to deposit upfront selling commissions, dealer manager fees, distribution fees, reallowances and other payments due to it pursuant to the Selected Dealer Agreement in the manner specified below. This authority will remain in force until the Dealer notifies the Dealer Manager in writing to cancel it. In the event that the Dealer Manager deposits funds erroneously into the Dealer’s account, the Dealer Manager is authorized to debit the account with no prior notice to the Dealer for an amount not to exceed the amount of the erroneous deposit.

Payment Type

☐ Upfront Selling Commissions/Dealer Manager Fees ☐ Distribution Fees ☐ Other

If there are different instructions for each payment type, please complete a separate form for each payment instruction.

Payment Method

☐ Check

Mailing Address:___________________________

Attention:_________________________________

City:________________State: __________Zip: ____________

☐ ACH

ABA Number:________________________________

Bank Name:__________________________________

Account Number:______________________________

Reference: _____________________________________

Mailing Address:_________________________________

City:___________________ State:________________Zip:_____________

II-1

Payment Backup

☐ Hard Copy

☐ Mail to address listed above

☐ Mail to a different address:

Mailing address: __________________________________________

City:_________________ State:______________ Zip:_____________

☐ Internet Dealer Commission (IDC) – Please go to www.dstidc.com to sign up for access to commission files.

If you have any questions regarding commissions, please contact Amber Wallner at 303.226.4856.

II-2

Exhibit A

A-1